Exhibit 99.1

NeOnc Technologies to Present Data from Its NEO100 and NEO212 Programs at the 31st Annual Meeting of the Society for Neuro-Oncology

CALABASAS, Calif., Nov. 02, 2026 (GLOBE NEWSWIRE) — NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company developing therapies for central nervous system (CNS) cancers, today announced that data from its intranasal NEO100 and oral NEO212 programs will be presented in two posters on Friday, November 13, at the 31st Annual Meeting and Education Day of the Society for Neuro-Oncology (SNO), held November 12 to 15, 2026, at the Pennsylvania Convention Center in Philadelphia.

“We look forward to presenting data from both of our clinical programs at SNO,” said Amir F. Heshmatpour, Executive Chairman, President and Chief Executive Officer of NeOnc. “These presentations reflect the progress we are making in bringing new approaches to patients with brain cancer.”

Presentation Details

Title: Durable Radiographic Remission and Prolonged Survival with Intranasal NEO100 in Recurrent WHO Grade III/IV IDH1-Mutant Astrocytoma: Updated Results from a Phase 1/2a Study and Compassionate Use Experience

Abstract Number: CTNI-26

Presentation Type: Poster

Session: Poster Session

Presenter: Thomas C. Chen, MD, PhD, University of Southern California and NeOnc Technologies Holdings, Inc.

Date and Time: Friday, November 13, 2026, 7:30 to 9:30 p.m. EST

Location: Exhibit Halls D and E, Second Floor, Pennsylvania Convention Center, Philadelphia

Title: Oral NEO212 in TMZ-Resistant Recurrent GBM and Brain Metastases: Phase 1 Safety, PK, and Early Signals of Activity

Abstract Number: CTNI-27

Presentation Type: Poster

Session: Poster Session

Presenter: Josh Neman, PhD, University of Southern California and NeOnc Technologies Holdings, Inc.

Date and Time: Friday, November 13, 2026, 7:30 to 9:30 p.m. EST

Location: Exhibit Halls D and E, Second Floor, Pennsylvania Convention Center, Philadelphia

About NEO100

NEO100 is a highly purified form of perillyl alcohol administered intranasally. Its delivery approach is designed to provide a non-invasive route to the brain. NEO100 remains investigational, and its safety and efficacy have not been established.

About NEO212

NEO212 is an investigational oral conjugate of temozolomide and NEO100. It is being studied for CNS cancers, including recurrent glioblastoma. Preclinical studies support further evaluation of its potential activity and delivery characteristics; clinical efficacy and safety have not been established. NEO212 is being developed under an FDA investigational new drug application.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. is a clinical-stage biopharmaceutical company developing therapies for central nervous system cancers. Its investigational programs include intranasal NEO100 and oral NEO212. NEO212 has completed Phase 1 dose escalation and is advancing toward Phase 2 development. NeOnc exclusively licenses a worldwide portfolio of issued patents and pending applications from the University of Southern California related to NEO100, NEO212 and other drug candidates and delivery approaches.

For more information, visit https://neonc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s clinical development programs and the clinical potential of NEO100. Forward-looking statements in this release also include statements regarding the clinical potential of NEO212 and the planned presentation of data at the Society for Neuro-Oncology Annual Meeting. These statements reflect current expectations and involve risks and uncertainties. NEO100 is investigational and has not been approved by any regulatory authority; future studies may not demonstrate safety or efficacy; clinical development remains subject to applicable clinical, regulatory and institutional requirements; and no regulatory pathway or marketing approval is assured. NEO212 is also investigational and has not been approved by any regulatory authority. Actual results may differ materially. Readers should consider the risk factors described in the Company’s most recent filings with the Securities and Exchange Commission. These statements speak only as of the date of this release.

The Company undertakes no obligation to update forward-looking statements except as required by law.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Contacts

Company Contact:

info@neonc.com

Investor Contact:

Jon Nugent

Jon Nugent Communications

jon@jonnugent.com

205-566-3026

This press release was published by a CLEAR® Verified individual.

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